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                         NUTTER, MCCLENNEN & FISH, LLP
                                ATTORNEYS AT LAW
                            ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

          TELEPHONE:  617-439-2000            FACSIMILE:  617-973-9748

CAPE COD OFFICE
HYANNIS, MASSACHUSETTS


                                   May 30, 1996
                                    12742-405


Meditrust
197 First Avenue
Needham, Massachusetts  02194

Ladies and Gentlemen:

         You have requested our opinion regarding the federal income taxation of shareholders of Meditrust, a Massachusetts business trust organized under a Declaration of Trust dated August 6, 1985, as amended (the "Company"), in connection with the Registration Statement (File No. 333-1843) on Form S-3 with respect to the Company's shelf registration of $500,000,000 in Company securities consisting of a combination of shares of beneficial interest, debt securities and/or warrants to be offered from time to time (the "Registration Statement").

         In rendering this opinion, we have examined and relied upon the following documents:

         (1) The Declaration of Trust of the Company dated August 6, 1985, as restated on May 10, 1996 (as so restated, the "Declaration of Trust");

         (2) The By-laws of the Company adopted on August 6, 1985, as amended on February 24, 1992 (as so amended, the "By-Laws");

         (3) A certification by officers of the Company in the form attached hereto as Exhibit A; and

         (4) The Registration Statement and the prospectus included therein of even date herewith (the "Basic Prospectus") together with all presently existing documents expressly incorporated therein by reference but excluding documents referred to therein but not expressly incorporated by reference.
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Meditrust
May 30, 1996
Page 2

         In rendering this opinion, we have made the following assumptions without any independent investigation or review:

         (1) That all documents submitted to us as originals are authentic and all signatures thereon are genuine, and that all documents submitted to us as certified or photostatic copies conform to their originals;

         (2) That the beneficial ownership (as distinguished from record ownership, which is discussed in Exhibit A) of the Company is, and has been for at least 335 days of each of its taxable years (or a proportionate part in the case of its taxable year ended December 31, 1985), held by at least 100 persons;

         (3) That at no time has more than 50 percent in value of the outstanding shares of the Company been owned (directly or indirectly under the provisions of Section 544 of the Internal Revenue Code of 1986, as amended (the "Code")) by or for not more than five individuals; and

         (4) That all statements set forth in Exhibit A were true and accurate when made and continue to be true and accurate; and that with respect to any such statement made to the knowledge of the declarants, the actual facts are as so stated.

         Based solely upon the foregoing, having regard to legal considerations which we deem relevant, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

         (1) The Company is constituted in conformity with the requirements for qualification as a real estate investment trust set forth in sections 856(a)(1) through (6) and 859 of the Code.

         (2) The Company's proposed method of operation as described in the Basic Prospectus, if followed by the Company, is consistent with meeting the requirements for qualification and taxation as a real estate investment trust set forth in Sections 856 through 860 of the Code so long as the Company meets the various qualification tests imposed by the Code through actual operating results.
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Meditrust
May 30, 1996
Page 3

         (3) The statements contained in the Basic Prospectus under the caption "Federal Income Tax Considerations" fairly present the material U.S. federal income tax consequences of an investment in common shares of beneficial interest in the Company.

         No opinion is expressed as to the ability of the Company to meet the various qualification tests imposed by the Code based on its actual annual operating results, which have not been and will not be reviewed by us. In particular, and without limiting the foregoing, the various qualification tests may not be met in the future (and may not have been met in the past) if the loans made by the Company are not fully secured by mortgages on real property or interests in real property, or if the leases entered into by the Company are not true leases for federal income tax purposes, or if any of the partnerships in which the Company is a partner is treated for tax purposes as an association taxable as a corporation.

         Our opinion is based on our interpretation of the statutes, regulations, decisions and published administrative interpretations in effect on the date hereof, and we can offer no assurance that such statutes, regulations, decisions and published administrative interpretations will not be amended, revoked or modified in a manner that would affect our opinion as set forth herein. It should also be noted that, although this opinion reflects our conclusions as to the application of current law to the facts and transactions described herein, we can offer no assurance that contrary positions will not be asserted by the Internal Revenue Service or that the Internal Revenue Service or a court of law will not rule otherwise.

         We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Prospectus under the headings "Federal Income Tax Consequences" and "Legal Matters." It is understood that this opinion letter is to be used in connection with the offer and sale of the shares of beneficial interest, debt securities and/or warrants only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

                                          Very truly yours,


                                          Nutter, McClennen & Fish, LLP

LJM/ltm